Exhibit 3.1

AMENDED AND RESTATED BY-LAWS OF

KORU MEDICAL SYSTEMS, INC.

ARTICLE I
Offices

Section 1.01   Registered Office. The registered office of Koru Medical Systems, Inc. (the “Corporation”) will be fixed in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

Section 1.02   Other Offices. The Corporation may have other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

ARTICLE II
Meetings of the Stockholders

Section 2.01   Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02   Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these by-laws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03   Special Meetings.

(a)       Purpose. Special meetings of stockholders for any purpose or purposes shall be called only:

(i)       by the Board of Directors, or the Chairman of the Board or Lead Director (each, a “Notified Officer”); or

(ii)      by any Notified Officer, following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.03 from stockholders of record who own, in the aggregate, at least 10% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

(b)       Notice. A request pursuant to Section 2.03(a)(ii) shall be delivered to the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)        a brief description of each matter of business desired to be brought before the special meeting;

(ii)       the reasons for conducting such business at the special meeting;

(iii)      the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment); and

(iv)       the information required in Section 2.12 of these by-laws for stockholder nomination demands or for all other stockholder proposal demands, as applicable.

(c)       Business. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d)       Time and Date. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Notified Officer. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i)        the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Notified Officer receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii)       the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii)      an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 120 days prior to the receipt by the Notified Officer of the request for the special meeting (and, for purposes of this Section 2.03(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv)       the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e)       Revocation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Notified Officer at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

Section 2.04   Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05   Notice of Meetings. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.06   List of Stockholders. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07   Quorum. Unless otherwise required by law, the Certificate of Incorporation or these by-laws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08   Organization. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chairman of the Board or Lead Director, as applicable, or in their absence or inability to act, the Chief Executive Officer, or, in their absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a)       the establishment of an agenda or order of business for the meeting;

(b)       the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c)       rules and procedures for maintaining order at the meeting and the safety of those present;

(d)       limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e)       restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f)       limitations on the time allotted to questions or comments by participants.

Section 2.09   Voting; Proxies.

(a)       General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b)       Election of Directors. Unless otherwise required by the Certificate of Incorporation, the election of directors shall not be by ballot unless the person presiding at such meeting shall so direct or any shareholder, present in person or by proxy and entitled to vote thereon, shall so demand. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Unless otherwise required by law, the Certificate of Incorporation, or these by-laws, the election of directors shall be decided by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, that, if the Chairman of the Board determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. For purposes of this Section 2.09(b), a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. If a nominee for director who is not an incumbent director does not receive a majority of the votes cast, the nominee shall not be elected. The Board of Directors has established procedures under which a director standing for reelection in an uncontested election must tender a resignation conditioned on the incumbent director’s failure to receive a majority of the votes cast. In the event of an uncontested election of directors, if an incumbent director who is standing for re-election does not receive a majority of the votes cast, the independent members of the Board of Directors, in accordance with the procedures established by the Board of Directors, shall decide whether or not to accept such resignation within ninety (90) days after the date the results of the election are certified and the Corporation shall promptly disclose and explain such decision in a document furnished or filed with the United States Securities and Exchange Commission (“SEC”).  The independent members of the Board of Directors in making their decision, may consider any factors or other information that they consider appropriate and relevant, including the recommendation of a committee established for the purposes thereof.  The director who tenders their resignation shall not participate in the decision of the Board of Directors or the recommendation of any committee with respect to their resignation.  If such director’s resignation is rejected by the Board of Directors, such director shall continue to serve until the next annual meeting and until their successor is duly elected, or their earlier resignation or removal.  If a director’s resignation is accepted by the Board of Directors pursuant to this Article II, Section 9(b), then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 3.03 or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 3.02.

(c)       Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these by-laws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d)       Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization may be a document executed by the stockholder or their authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for them as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction (including any electronic transmission) of the proxy authorized by this Section 2.09(d) may be substituted for or used in lieu of the original document for any and all purposes for which the original document could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original document. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Chairman of the Board a revocation of the proxy or a new proxy bearing a later date.

Section 2.10   Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Board of Directors shall, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of their duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a)       ascertain the number of shares outstanding and the voting power of each;

(b)       determine the shares represented at the meeting and the validity of proxies and ballots;

(c)       count all votes and ballots;

(d)       determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)       certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.11   Fixing the Record Date.

(a)       In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to notice of or to vote at the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.12   Advance Notice of Stockholder Nominations and Proposals. At any annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.

(a)       Matters Properly Brought.  To be properly brought before a meeting, business must be: (i) specified in the notice of the meeting, (ii) brought by or at the direction of the Board of Directors, or (iii) brought by a shareholder of the Corporation who was a shareholder of record at the time the notice provided for in this Article II, Section 2.12 is delivered to the Chairman of the Board, who is entitled to vote at the meeting and who complied with the notice and other procedures set forth in this Article II, Section 2.12. The foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(b)       Advance Notice Requirements.  For business to be properly brought before a meeting of shareholders pursuant to clause (iii) of Section 2.12(a) above, the shareholder must have given timely notice of such business and provided timely updates and supplements to such notice, in writing, to the Chairman of the Board of Directors and such business must be a proper matter for shareholder action.

(i)       To be timely, a shareholder’s notice shall:

(A)       (1) with respect to the annual meeting of shareholders, be delivered to the Chairman of the Board at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the one (1)-year anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made; and (2) with respect to any special meeting of shareholders, be delivered not later than the close of business on the tenth (10th) day following the date such special meeting is first publicly announced or disclosed.  In no event shall the announcement of an adjournment of an annual meeting or special meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above;

(B)       be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof.  The update and supplement shall be delivered to the Chairman of the Board at the principal executive offices of the Corporation not later than the following dates: (1) five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and (2) eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof; and

(C)       Notwithstanding anything in this Section 2.12(b)(i) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with this Section 2.12(b)(i), a stockholder’s notice required by this Section 2.12(b)(i) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Chairman of the Board at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

The timing requirements set forth in this Section 2.12(b)(i), shall not be overridden or superseded by the minimum timing requirements set forth in Rule 14a-19(b)(1) under the Exchange Act; provided that the requirements set forth in this Section 2.12(b)(i) require a longer period of time than the time period set forth in Rule 14a-19(b)(1) under the Exchange Act.

(ii)       To be in proper form, such shareholder’s notice must include the following, as applicable:

(A)       As to the shareholder giving the notice, the notice shall set forth:

(1)       the name and business address of the shareholder;

(2)       the name and address of the shareholder, as they appear on the Corporation’s books (if they so appear); and

(3)       the class and number of shares of the Corporation which are owned as of the date of the stockholder’s notice by such stockholder (beneficially and of record), the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, and a representation that the stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by the stockholder, the beneficial owner, and any control person as of the record date for the meeting within five (5) business days after the record date for such meeting;

(4)       a description of all agreements, arrangements or understandings with respect to the nomination or other business between or among the stockholder, beneficial owner, control person, each proposed nominee and any other person or persons (including the names of all parties thereto), including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(5)       whether any such party intends, or is part of a group that intends, to (i) deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s shares of capital stock entitled to vote thereon required under applicable law or the Certificate of Incorporation or these by-laws to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s shares of capital stock entitled to vote thereon to elect such nominee or nominees, (ii) solicit proxies or votes in support of director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, if applicable, and/or (iii) otherwise solicit proxies in support of such proposal or nomination (an affirmative statement of such intent, a “Solicitation Notice”);

(6)       a representation that the stockholder (or a “qualified representative” of the stockholder (defined below)) intends to appear at the meeting to make such nomination or propose such business; and

(7)       a certification regarding whether such party has complied with all applicable federal, state and other legal requirements in connection with the party’s acquisition of shares of capital stock or other securities of the Corporation and/or the party’s acts or omissions as a stockholder of the Corporation.

In addition, any stockholder that provides notice pursuant to Rule 14a-19 under the Exchange Act shall notify the Chairman of the Board within two (2) business days of any change in such stockholder’s (or any beneficial owner’s or control person’s) intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. If any stockholder making such a nomination provides notice pursuant to Rule 14a-19 promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the stockholder, beneficial owner, if any, or control person, if any, has met all applicable requirements of Rule 14a-19 under the Exchange Act, including but not limited to Rule 14a-19(a)(3).

(B)       If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice must, in addition to matters set forth in Section 2.12(b)(ii)(A) above, also set forth: (1) a brief description of the business desired to be brought before the meeting; (2) the reasons for conducting such business at the meeting; (3) any material interest of the shareholder in such business; (4) the text of the proposal or business (including the text of any resolutions proposed for consideration); (5) a description of all agreements, arrangements and understandings between such shareholder and the beneficial owner, if any, and any other person or persons (including their names) in connection with the matters set forth in the notice by such shareholder; and (6) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the proposal.

(C)       As to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in Section 2.12(b)(ii)(A) above, also set forth: (1) the name, age, business address, and residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee; (3) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any); (4) all information relating to such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (5) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three (3) years, and any other relationships, between or among such shareholder and beneficial owners, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 (or any successor rule) promulgated under SEC Regulation S-K if the shareholder making the nomination and any beneficial owner, if any, on whose behalf the nomination is made, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(D)       With respect to each person whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in Sections 2.12(b)(ii)(A) and (C) above, also include a completed and signed questionnaire, representation and agreement required by Section 2.12(b)(ii)(E) below. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee, or to determine whether any of the matters contemplated by Section 2.12(b)(ii)(E) of this Article II apply to such proposed nominee.

(E)       To be eligible to be a nominee of any shareholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 2.12 of these by-laws) to the Chairman of the Board at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Chairman of the Board upon written request), and a written representation and agreement (in the form provided by the Chairman of the Board upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation and (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, and (D) agrees to serve if elected as a director.

The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2.12 and, he or she shall declare to the meeting that any business not properly brought before the meeting shall not be transacted.

(c)       Rule 14a-8. This Section 2.12 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(d)       Exchange Act Compliance. A stockholder (and beneficial owner and control person, as applicable) shall also comply with all applicable requirements of the Exchange Act (including Rule 14a-19, if applicable) with respect to the matters set forth in this Section 2.12(b).

(e)       Effect of Noncompliance.

(i)       Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be properly brought before the meeting in accordance with the procedures set forth in this Section 2.12. The Chairman of the Board shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12. If any proposed nomination was not made or proposed in compliance with this Section 2.12, or other business was not made or proposed in compliance with this Section 2.12, or if any stockholder, beneficial owner, control person, or any nominee for director acted contrary to any representation or other agreement required by this Section 2.12 (or with any law, rule, or regulation identified therein) or provided false or misleading information to the Corporation, then except as otherwise provided by law, the Chairman of the Board shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these by-laws to the contrary, unless otherwise required by law, if a stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not comply with or provide the information required under this Section 2.12 to the Corporation, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii)       Without limiting the other provisions and requirements of this Section 2.12, unless otherwise required by law, if any stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act and either (A) fails to comply with the requirements of Rule 14a-19(a)(3) under the Exchange Act, or (B) fails to timely provide reasonable evidence of such compliance as required by Section 2.12(b)(ii)(A), then such stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any annual meeting (or any supplement thereto) and the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees.

Section 2.13   Action by Stockholder Consent in Lieu of a Meeting. Unless otherwise provided in the Certificate of Incorporation or by law, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.13 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
Board of Directors

Section 3.01   General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these by-laws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02   Number; Term of Office. The Board of Directors shall consist of not less than five (5) and not more than nine (9) directors as fixed from time to time by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies. The number of directors may be increased to more than nine (9) or decreased to less than five (5) only by action of the shareholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal. A director need not be a shareholder of the Corporation.

Section 3.03   Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation or in Section 3.05, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

Section 3.04   Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A resignation that is conditioned on a director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 3.05   Removal. Unless the Certificate of Incorporation provides for cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) with or without cause, at any time, by vote of the shareholders holding a majority of the outstanding shares entitled to vote at any special meeting of the shareholders, present in person or by proxy, or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors.  A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

Section 3.06   Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

Section 3.07   Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chairman of the Board or Lead Director on at least two days’ notice to each director given by one of the means specified in Section 3.10 hereof other than by mail or on at least five days’ notice if given by mail. Special meetings shall be called by the Chairman of the Board, Lead Director or Chief Executive Officer in like manner and on like notice on the written request of any two or more directors. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.08   Telephone Meetings. Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.08 shall constitute presence in person at such meeting.

Section 3.09   Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.10 hereof other than by mail, or at least five days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.10   Notices. Subject to Section 3.07, Section 3.09, and Section 3.11 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these by-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail, or by other means of electronic transmission.

Section 3.11   Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these by-laws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.12   Organization. At each regular or special meeting of the Board of Directors, the Chairman of the Board or, in their absence, Lead Director or, in their absence, Chief Executive Officer or, in their absence, another director or officer selected by the Board of Directors shall preside. The person presiding over the meeting shall appoint a secretary of the meeting, who shall act as secretary of the meeting and keep the minutes thereof and shall perform all of the other duties of secretary at such meeting.

Section 3.13   Quorum of Directors. Except as otherwise provided by these by-laws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors on the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.14   Action by Majority Vote. Except as otherwise provided by these by-laws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.15   Directors’ Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and evidence of the same is filed with the minutes of the meeting of the Board of Directors or such committee.

Section 3.16   Lead Director. If the offices of the Chief Executive Officer and Chairman of the Board are not separate, or if the Chairman of the Board is not considered by the Board of Directors to be an independent director, the independent directors will elect one of their number to serve as lead director (“Lead Director”).  The Lead Director, if any, will chair meetings of independent directors, will facilitate communications between other members of the Board of Directors and the Chief Executive Officer and the Chairman of the Board, and will assume other duties which the independent directors as a whole may designate from time to time.

Section 3.17   Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law (or any successor statute) to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these by-laws.

Section 3.18   Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in all other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III of these by-laws.

Section 3.19   Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE IV
Officers

Section 4.01   Positions and Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a chairman of the Board (the “Chairman of the Board”), chief executive officer (the “Chief Executive Officer”) and a treasurer (the “Treasurer”). The Board of Directors, in its discretion, may also elect one or more vice presidents, assistant treasurers, assistant secretaries, and other officers in accordance with these by-laws. Any two or more offices may be held by the same person.

Section 4.02   Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote (unless the Certificate of Incorporation provides otherwise) of the directors present at a regular meeting of directors or at a special meeting of directors called for that purpose. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.03   Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders, when present, and perform other such duties as the Board of Directors may designate.  In the absence or inability to act of the Chief Executive Officer, the Chairman of the Board shall perform the duties and may exercise the powers of the Chief Executive Officer.

Section 4.04   Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these by-laws and the control of the Board of Directors, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have the power to execute in the name of the Corporation all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation.

Section 4.05   Treasurer. The treasurer of the Corporation shall have the custody of the Corporation’s funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all their transactions as treasurer and of the financial condition of the Corporation.

Section 4.06    Compensation of Officers. The compensation of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him/her from receiving compensation as an officer, or from voting upon the resolution so providing.

ARTICLE V
INDEMNIFICATION

Section 5.01   Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that they, or a person for whom they are the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

Section 5.02   Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by a director or officer of the Corporation in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise.

Section 5.03   Non-Exclusivity of Rights. The rights conferred on any person by this Article V will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

Section 5.04   Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director or officer of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 5.05   Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify them against such liability under the provisions of the DGCL.

Section 5.06   Repeal, Amendment, or Modification. Any amendment, repeal, or modification of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI
Stock Certificates and Their Transfer

Section 6.01   Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 6.02   Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 6.03   Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04   Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII
General Provisions

Section 7.01   Seal. The Corporation may adopt a seal of the Corporation in such form as shall be approved by the Board of Directors. If adopted, the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 7.02   Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors and, in the absence of such determination, shall be the calendar year.

Section 7.03   Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 7.04   Conflict with Applicable Law or Certificate of Incorporation. These by-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these by-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 7.05   Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 7.06   Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because their or their votes are counted for such purpose, if: (1) the material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 7.07   Forum for Adjudication of Disputes.

(a)       Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

(i)        any derivative action or proceeding brought on behalf of the Corporation;

(ii)       any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders;

(iii)      any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these by-laws; or

(iv)       any action asserting a claim governed by the internal affairs doctrine;

in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Section 7.06 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 7.06 (an “Enforcement Action”); and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.06(a).

(b)       Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.06(b).

ARTICLE VIII
Amendments

Section 8.01   By Shareholders. These by-laws may be amended at any shareholders’ meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding shares entitled to vote thereat, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

Section 8.02   By Directors. The Board of Directors may also amend these by-laws at any regular or special meeting of the Board of Directors by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board of Directors, but any by-laws so made by the Board of Directors may be altered or repealed by the shareholders.

Adopted on February 5, 2026